Exhibit 3.1
Underwriting Agreement
January 27, 2009
Canadian Pacific Railway Limited
500, 401 – 9th Avenue S.W.
Calgary, Alberta
T2P 4A4

Attention:	Kathryn McQuade
Executive Vice-President and Chief Financial Officer
Scotia Capital Inc., RBC Dominion Securities Inc. and Morgan Stanley & Co. Incorporated, as co-lead underwriters (the “Co-Lead Underwriters”), and CIBC World Markets Inc., TD Securities Inc., BMO Nesbitt Burns Inc., Merrill Lynch Canada Inc. and National Bank Financial Inc. (together with the Co-Lead Underwriters, the “Underwriters”) understand that Canadian Pacific Railway Limited (the "Corporation”) proposes to issue and sell 12,600,000 Common Shares (as hereinafter defined) (the "Firm Shares”). Upon and subject to the terms and conditions set forth below, the Underwriters hereby severally, but not jointly, agree to purchase from the Corporation, in the respective percentages provided for in Article 14 hereof, and by its acceptance hereof the Corporation agrees to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all of the Firm Shares at a price of $36.75 per Firm Share (the “Offering Price”), being an aggregate purchase price of $463,050,000.
Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 1,300,000 Common Shares (the “Option Shares”) at a price of $36.75 per Option Share to cover over-allotments, if any, in the sale of the Firm Shares. The Over-Allotment Option may be exercised in whole or in part at any time prior to 5:00 p.m., Calgary time, on the 30th day after the Closing Date (as hereinafter defined) by written notice from the Co-Lead Underwriters on the Underwriters’ behalf to the Corporation, setting forth the aggregate number of Option Shares to be purchased. If the Over-Allotment Option is exercised, the number of Option Shares specified in the notice shall be purchased by the Underwriters, severally, but not jointly, in the same proportion as their respective obligations to purchase the Firm Shares as set forth in Article 14 hereof. Option Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the sale of the Firm Shares.
In consideration of the Underwriters’ agreement to purchase the Firm Shares and to offer them to the public, which agreement will result from the acceptance of this offer by the Corporation, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Corporation agrees to pay to the Underwriters at the Closing Time a fee (the "Underwriting Fee”) equal to 4.0% of the aggregate purchase price for the Firm Shares and the Option Shares purchased by the Underwriters, being an aggregate fee with respect to the Firm Shares of $18,522,000.

The services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided.
The agreement resulting from the acceptance of this letter by the Corporation (herein referred to as “this Agreement”) shall be subject to the following additional terms and conditions:
Article 1
Definitions
1.1     In this Agreement:
“Canadian Amended Preliminary Prospectus” means the English and French language versions (unless the context otherwise requires) of the amended and restated preliminary short form prospectus of the Corporation to be dated January 27, 2009 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;
“Canadian Final Prospectus” means the English and French language versions (unless the context otherwise requires) of the final short form prospectus of the Corporation relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;
“Canadian Preliminary Prospectus” means the English and French language versions (unless the context otherwise requires) of the preliminary short form prospectus of the Corporation dated January 27, 2009 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;
“Canadian Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment to any of the foregoing;
“Canadian Securities Laws” means the securities acts or similar statutes of each of the Provinces and Territories and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder;
“Closing Date” means February 11, 2009 or such other date as the Co-Lead Underwriters and the Corporation may agree upon in writing, but in any event not later than March 13, 2009;
“Closing Time” means 6:30 a.m. (Calgary time) on the Closing Date (or, if the context so requires, on the Option Closing Date) or such other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as the Co-Lead Underwriters and the Corporation may agree upon;
“Co-Lead Underwriters” has the meaning specified in the first paragraph of this Agreement;
“Common Shares” means the common shares in the capital of the Corporation;

“Corporation” has the meaning specified in the first paragraph of this Agreement;
“Disclosure Package” means (i) the U.S. Amended Preliminary Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Annex C hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package;
“distribution” has the meaning attributed thereto under applicable Canadian Securities Laws;
“Effective Date” means the date and time that the Registration Statement becomes effective;
“Environmental Laws” shall mean any Canadian, United States and other applicable domestic, foreign, federal, provincial, state, local or municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants;
“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;
“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;
“Financial Information” means, collectively,
(a)	the audited comparative consolidated financial statements of the Corporation as at December 31, 2007 and 2006 and for each of the years in the three year period ended December 31, 2007 including the auditors’ report and notes in respect thereof, the audited related supplemental note entitled “Supplemental United States Generally Accepted Accounting Principles Differences and Disclosures”; and

(b)	the unaudited interim comparative consolidated financial statements of the Corporation as at September 30, 2008 and for the three and nine months ended September 30, 2008 and 2007 and including the notes in respect thereof, and the unaudited related supplemental note entitled “Reconciliation of Canadian and United States Generally Accepted Accounting Principles (unaudited)”;
“Firm Shares” has the meaning specified in the first paragraph of this Agreement;
“Form F-10” means Form F-10 under the U.S. Securities Act;
“Form F-X” has the meaning specified in section 2.1(e);
“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“Initial Sale Time” means the time that the Registration Statement becomes effective, unless the Co-Lead Underwriters shall designate in writing to the Corporation another time as the initial sale time, in which case such designated time shall be the Initial Sale Time;
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, of the Corporation;
“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under applicable Canadian Securities Laws;
“material” or “materially”, when used in relation to the Corporation, means material in relation to the Corporation and its Subsidiaries taken as a whole;
“Material Subsidiaries” means a Subsidiary of the Corporation provided, however, such term shall not include a Subsidiary if the amount of the Corporation’s share (based on its percentage ownership of voting interests of such Subsidiary) of the total assets or total revenues of such Subsidiary does not exceed 10% of the consolidated assets of the Corporation or the consolidated revenues of the Corporation in each case as at and for the period ending on the date of the most recent audited financial statements of the Corporation;
“NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions adopted by the Securities Commissions in respect of short form prospectus distributions;
“NP 11-202” means National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Securities Commissions;
“Offering Documents” means the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any Prospectus Amendment;
“Offering Price” has the meaning specified in the first paragraph of this Agreement;
“Offered Shares” means the Firm Shares and the Option Shares;
“Option Closing Date” has the meaning specified in section 8.2;
“Option Shares” has the meaning specified in the second paragraph of this Agreement;
“Over-Allotment Option” has the meaning specified in the second paragraph of this Agreement;
“Passport Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Securities Commissions pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment, as the case may be;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 — Passport System adopted by the Securities Commissions (other than Ontario) and NP 11-202;
“Preliminary Prospectuses” means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;
“Principal Regulator” means the Alberta Securities Commission;
“Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, other than the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus and other than merely by incorporation by reference of Subsequent Disclosure Documents;
“Provinces and Territories” means all of the provinces and territories of Canada;
“Public Record” means all information filed by or on behalf of the Corporation with the Securities Commissions, including without limitation, all documents incorporated by reference in the Canadian Prospectuses and any other information filed with the Securities Commissions in compliance or intended compliance with any Canadian Securities Laws;
“Purchased Shares” means the Firm Shares and, if the Over-Allotment Option is exercised, also includes the Option Shares that the Underwriters elect to purchase pursuant to the exercise of the Over-Allotment Option;
“Q4/2008 News Release” means the press release of the Corporation dated January 27, 2009, related to the Corporation’s unaudited financial results for the three months and the year ended December 31, 2008;
“Registration Statement” means the registration statement on Form F-10 (File No. 333- 156972) covering the registration of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date on which such registration statement becomes effective;
“SEC” means the United States Securities and Exchange Commission;
“Securities Commissions” means the securities commissions or similar securities regulatory authorities in the Provinces and Territories;
“Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;
“SEDAR” means the System for Electronic Document Analysis and Retrieval;
“Selling Firms” has the meaning specified in section 5.1(a);

“Subsequent Disclosure Documents” means any financial statements (including reconciliations of generally accepted accounting principles), management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Corporation after the Execution Time which are, or are deemed to be, incorporated by reference into the Final Prospectuses or any Prospectus Amendment;
“Subsidiary” means a “subsidiary” as defined in the Canada Business Corporations Act or, with respect to an entity other than a corporation, means an entity in which the Corporation directly or indirectly owns not less than 50% of the voting, capital or income interests and, for greater certainty, includes Dakota, Minnesota & Eastern Railroad Corporation, a corporation formed under the laws of the State of Delaware, and each of its Subsidiaries;
“Translated Financial Information” has the meaning specified in section 3.1(e) of this Agreement;
“Translated Material” means, the French language version of the documents, disclosure, information or material contained or incorporated by reference in the Canadian Prospectuses, the translation of which into the French language has been completed by the Corporation which shall include, for greater certainty, all such documents, disclosure, information or material not otherwise the subject of an opinion delivered by the Corporation’s Quebec counsel or the Corporation’s auditors pursuant to sections 3.1(e) or 6.2;
“Underwriters” has the meaning specified in the first paragraph of this Agreement;
“Underwriting Fee” has the meaning specified in the third paragraph of this Agreement;
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
“U.S. Amended Preliminary Prospectus” means the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;
“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;
“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC included in the registration statement filed pursuant to section 2.1(b);
“U.S. Prospectuses” means, collectively, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus and any Prospectus Amendment to any of the foregoing;
“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.
Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities Laws or the U.S. Exchange Act after the Effective Date of the Registration Statement or the issue date of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.
Article 2
Filing of Prospectuses
2.1     The Corporation represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:
(a)	the Corporation is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus in each of the Provinces and Territories and the Alberta Securities Commission is the principal regulator for the Corporation under the Passport System for purposes of the filing of the Canadian Prospectuses;

(b)	the Corporation meets the general eligibility requirements for use of Form F-10;

(c)	the Corporation has filed under and as required by Canadian Securities Laws the Canadian Preliminary Prospectus with the Securities Commissions and obtained a Passport Receipt therefor, a copy of which has been provided to the Underwriters;

(d)	the Corporation has filed with the SEC a registration statement on Form F-10 (File No. 333- 156972) covering the registration of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the U.S. Preliminary Prospectus;

(e)	the Corporation has filed with the SEC an Appointment of Agent for Service of Process and Undertaking for the Corporation on Form F-X in conjunction with the initial filing of the registration statement on Form F-10 referred to in section 2.1(d) (the “Form F-X”);

(f)	the Corporation shall, under the Canadian Securities Laws,
(i)	as soon as possible after the execution of this Agreement and in any event by 8:00 a.m. (Calgary time) on the business day following the date hereof and on a basis acceptable to the Underwriters, prepare and file the Canadian Amended Preliminary Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)	as soon as possible thereafter and in any event by 10:00 a.m. (Calgary time) on the business day following the date hereof, obtain and deliver to the Underwriters a Passport Receipt, dated the date of filing, issued by the Principal Regulator evidencing that a receipt for the Canadian Amended Preliminary Prospectus has been issued by the Securities Commissions in each of the Provinces and Territories;
(g)	the Corporation shall, as soon as possible after the execution of this Agreement and in any event no later than 8:00 a.m. (Calgary time) on the business day following the date hereof and on a basis acceptable to the Underwriters, prepare and file with the SEC pursuant to the multijurisdictional disclosure system an amendment to the registration statement on Form F-10 referred to in section 2.1(d), including the U.S. Amended Preliminary Prospectus;

(h)	the Corporation shall, under the Canadian Securities Laws,
(i)	as soon as possible after any comments of the Securities Commissions in respect of the Canadian Amended Preliminary Prospectus have been satisfied and in any event by 4:30 p.m. (Calgary time) on February 4, 2009 (or in any case, by such later date or dates as may be determined by the Co-Lead Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, prepare and file the Canadian Final Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)	as soon as possible and in any event by 5:00 p.m. (Calgary time) on February 4, 2009 obtain and deliver to the Underwriters a Passport Receipt, dated the date of filing, issued by the Principal Regulator evidencing that a receipt for the Canadian Final Prospectus has been issued by the Securities Commissions in each Province and Territory;
(i)	the Corporation shall, immediately after the filing of the Canadian Final Prospectus but no later than 4:30 p.m. (Calgary time) on February 4, 2009 (or in any case, by such later date or dates as may be determined by the Co-Lead Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, prepare and file with the SEC pursuant to the multi-jurisdictional disclosure system, a further amendment to the registration statement referred to in section 2.1(d), including the U.S. Final Prospectus, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act;

(j)	on the date of and upon filing of the Canadian Final Prospectus there will be no documents required to be filed under the Canadian Securities Laws in connection with the distribution of the Offered Shares that will not have been filed as required; and

(k)	the Corporation will use its best efforts to obtain the conditional listing of the Offered Shares on the Toronto Stock Exchange by the Closing Time and approval for listing of the Offered Shares on the New York Stock Exchange by the Closing Time, subject only to the official notice of issuance, and the Corporation will promptly satisfy all conditions to listing of both such exchanges.
2.2     The Corporation agrees to allow the Underwriters, prior to the filing of the Offering Documents, to participate fully in the preparation of, and approve the form and content of, the Offering Documents and such other documents as may be required under the Securities Laws to qualify the distribution of the Offered Shares in the Provinces and Territories and in the United States, and to allow the Underwriters to conduct all due diligence which the Underwriters may reasonably require in order to:
(a)	confirm the Public Record is accurate and current in all material respects;

(b)	fulfill the Underwriters’ obligations as underwriters; and

(c)	enable the Underwriters to responsibly execute the certificates in the Canadian Prospectuses required to be executed by the Underwriters.
2.3     After the date of the Final Prospectuses and until the conclusion of the distribution of the Offered Shares, the Corporation shall take or cause to be taken all steps as may be from time to time necessary to maintain the qualification of, or if the qualification shall cease for any reason to requalify, the distribution of the Offered Shares in each of the Provinces and Territories and in the United States; provided, however, that with respect to state securities law qualifications in the United States, the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.
Article 3
Delivery of the Prospectuses and Related Documents
3.1     The Corporation shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:
(a)	prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, copies of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, each in the English and French languages, signed as required by the Canadian Securities Laws;

(b)	prior to or contemporaneously, as nearly as practicable, with the filing thereof with the SEC copies of the Registration Statement, including the prospectus contained therein, and each amendment thereto, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

(c)	as soon as they are available, copies of the English and French language versions, as applicable, of any Prospectus Amendment required to be filed under any of the Canadian Securities Laws, signed as required by the Canadian Securities Laws, and any amendment to the Registration Statement;

(d)	as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Canadian Prospectuses, the U.S. Prospectuses, the Registration Statement or any amendment to any of them which have not been previously available on SEDAR or delivered to the Underwriters;

(e)	at the time of delivery of the French language version of each of the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or any Prospectus Amendment to the Underwriters pursuant to this section 3.1:
(i)	an opinion of the Corporation’s Québec counsel, dated the date of the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or the Prospectus Amendment, as the case may be, to the effect that, except for:
(A)	the sections in the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus entitled “Consolidated Capitalization” and “Consent of PricewaterhouseCoopers LLP” and the supplemental notes referred to in the definition of Financial Information (collectively, the “Translated Financial Information”); and

(B)	the Translated Material,
each of the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and such Prospectus Amendment, as the case may be, in the French language, together with any document or information in the French language incorporated by reference therein, is in all material respects a complete and proper translation thereof in the English language, and an opinion of the Corporation’s auditors, at the same time or times and substantially to the same effect, in respect of the Translated Financial Information; and
(f)	at the time of filing with the Securities Commissions of the Canadian Final Prospectus or any Prospectus Amendment, as the case may be, a comfort letter from the Corporation’s auditors addressed to the Underwriters and dated the date of the Canadian Final Prospectus or the Prospectus Amendment, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information and statistical and accounting data relating to the Corporation and its Subsidiaries contained in any such document, the Registration Statement, the Disclosure Package and the U.S. Final Prospectus or incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the date of such letter. Such letter shall also state that such auditors are independent public accountants within the meaning of Canadian Securities Laws and the U.S. Securities Act and the rules and regulations thereunder, and that in their opinion the financial statements of the Corporation included or incorporated by reference in the Canadian Prospectuses, the U.S. Prospectuses and the Registration Statement have been reconciled to U.S. generally accepted accounting principles in accordance with the U.S. Securities Act and rules and regulations thereunder, including the requirements of Form F-10, applied on a consistent basis throughout the periods involved.
3.2     The delivery to the Underwriters of the filed Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus shall constitute a representation and warranty to the Underwriters by the Corporation that:
(a)	the information and statements contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as the case may be (except any information and statements relating solely to the Underwriters which has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) constitutes full, true and plain disclosure of all material facts relating to the Corporation and the Offered Shares; and

(b)	the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, as the case may be, does not contain a misrepresentation within the meaning of Canadian Securities Laws.
Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus by the Underwriters in connection with the distribution of the Offered Shares in the Provinces and Territories and elsewhere outside the United States.
3.3     The Corporation hereby represents, warrants and covenants to the Underwriters as follows:
(a)	the documents incorporated by reference in the Canadian Prospectuses, when they were filed with the Securities Commissions, conformed in all material respects to the requirements of Canadian Securities Laws; and any further documents incorporated by reference in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable;

(b)	on the Effective Date, the Registration Statement will, and on the date it is first filed and at the Closing Time, the U.S. Final Prospectus will conform in all material respects with the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act; on the date first filed the Canadian

Preliminary Prospectus conformed, and on the date first filed the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus and any Prospectus Amendment will, and at the Closing Time the Canadian Final Prospectus, as amended will, conform in all material respects with the applicable requirements of Canadian Securities Laws; each of the Registration Statement as of the Effective Date and the U.S. Final Prospectus as of its filing date and as of the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion in the Registration Statement, the Canadian Prospectuses or the U.S. Final Prospectus;

(c)	as of the date of this Agreement, as of the Initial Sale Time and as of the Closing Time, each of (i) the Disclosure Package and (ii) each electronic roadshow, if any, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein;

(d)	at the earliest time after the filing of the U.S. Preliminary Prospectus that the Corporation or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) of the U.S. Securities Act) of the Offered Shares, the Corporation will not be an Ineligible Issuer (as defined in Rule 405 of the U.S. Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 of the U.S. Securities Act that it is not necessary that the Corporation be considered an Ineligible Issuer; provided that the Co-Lead Underwriters have notified the Corporation of the earliest time that an offering participant makes a bona fide offer of the Offered Shares; and

(e)	each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified; if there occurs an event or development as a result of which the U.S. Prospectuses or the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or as a result of which any Issuer Free Writing Prospectus would include any information that conflicts with the information contained in the Registration Statement, the Corporation will notify promptly the Co-Lead Underwriters so that any use of the U.S. Prospectuses and the Disclosure Package may cease until it is amended or supplemented.

Article 4
Commercial Copies of Prospectuses
4.1     The Corporation shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the second business day following the date hereof, at offices designated by the Underwriters, such number of commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than 8:00 p.m. (Calgary time) on the date hereof. The Corporation shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.
4.2     The Corporation shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the business day following the date of the filing of the Canadian Final Prospectus with the Securities Commissions, at offices designated by the Underwriters, such number of commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Corporation plans to authorize the printing of the commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus. The Corporation shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.
4.3     The Corporation shall from time to time deliver to the Underwriters, as soon as practicable at the offices in such cities designated by the Underwriters pursuant to sections 4.1 or 4.2, the number of copies of any documents incorporated, or containing information incorporated by reference in the Canadian Prospectuses or the U.S. Prospectuses and of any Subsequent Disclosure Documents which the Underwriters may from time to time reasonably request.
Article 5
Distribution of Common Shares
5.1     Each of the Underwriters covenants and agrees with the Corporation:
(a)	to offer the Offered Shares for sale to the public in Canada and the United States, directly and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, referred to herein as the “Selling Firms”), only in compliance with all applicable Securities Laws, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(b)	to offer the Offered Shares for sale to the public outside of Canada and the United States, directly and through other Selling Firms, only in compliance with all applicable laws and regulations in each jurisdiction into and from which they may offer or sell the Offered Shares, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement; and

(c)	to use all reasonable efforts to complete and to cause the Selling Firms to complete the distribution of the Offered Shares as soon as possible after the Closing Time.
5.2     The Underwriters may offer the Offered Shares at a price less than the Offering Price in compliance with Securities Laws and, specifically in the case of any Offered Shares offered in the Provinces and Territories, the requirements of NI 44-101 and the disclosure concerning the same which is contained in the Canadian Prospectuses.
5.3     For the purposes of this Article 5, the Underwriters shall be entitled to assume that the distribution of the Offered Shares is qualified in each of the Provinces and Territories and that the Offered Shares are registered under U.S. federal securities laws after receipt by the Co-Lead Underwriters of notification from the Corporation’s counsel that a Passport Receipt for the Canadian Final Prospectus has been issued and that the Registration Statement has been declared effective, as applicable, unless the Underwriters receive notice to the contrary from the Corporation or any applicable securities regulatory authority.
5.4     No Underwriter will be liable to the Corporation under this Article 5 with respect to a default by another Selling Firm (that is not an affiliate of such Underwriter) or the Corporation under this Agreement if the Underwriter first mentioned is not itself in violation.
5.5     The Co-Lead Underwriters will notify the Corporation when, in their opinion, the Underwriters have ceased distribution of the Offered Shares and shall, as soon as practicable, provide the Corporation with a breakdown of the number of Offered Shares distributed in each of the Provinces and Territories where such breakdown is required for the purpose of calculating fees payable to a Securities Commission.
Article 6
Material Changes
6.1     During the period from the date hereof until the completion of the distribution of the Offered Shares and at any time when a prospectus relating to the Offered Shares is required to be delivered under the U.S. Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the U.S. Securities Act), the Corporation shall promptly notify the Underwriters, in writing, with full particulars of:
(a)	any change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation or any of its Subsidiaries; or

(b)	any change in any matter covered by a statement contained in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or amendment or supplement to any of them; or

(c)	any other event or circumstance in respect of the Corporation or its Subsidiaries;
of which it is aware and which:
(i)	is, or may be, of such a nature as to render the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or any Prospectus Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying with any of the Canadian Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Common Shares, or

(ii)	results in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or U.S. Final Prospectus, in light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus to comply with the requirements of the U.S. Securities Act and the published rules and regulations thereunder.
The Corporation shall in good faith discuss with the Co-Lead Underwriters on behalf of the Underwriters, any change, event or circumstance (actual or proposed within the knowledge of the Corporation) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this section and, in any event, prior to making any filing referred to in section 6.2 below.
6.2     The Corporation shall promptly comply to the reasonable satisfaction of the Underwriters and their counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in section 6.1 above and shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Corporation shall allow the Underwriters and their counsel to participate fully in the preparation of any such Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to responsibly execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment or amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Corporation shall further promptly deliver to the Underwriters and the Underwriters’ counsel a copy of each Prospectus Amendment or amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, and each Subsequent Disclosure Document, in the English and French languages, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in section 4.1 hereof, as well as opinions and letters with respect to each such Prospectus Amendment or amendment or supplement to the Registration Statement substantially similar to those referred to in sections 3.1(e) and (f) above.
6.3     The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Corporation, with respect to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraphs (a) and (b) of section 3.2 above. Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, by the Underwriters in connection with the distribution of the Offered Shares in the Provinces and Territories and elsewhere outside the United States and to the use of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus, as amended, by the Underwriters in connection with the offer and sale of the Offered Shares in the United States.
6.4     During the period commencing on the date hereof and ending on the completion of the distribution of the Offered Shares, the Corporation will promptly inform the Underwriters of the full particulars of:
(a)	any request of any Securities Commission or the SEC for any amendment to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or any part of the Public Record or for any additional information;

(b)	the issuance by any Securities Commission, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; or

(c)	the receipt by the Corporation of any communication from any Securities Commission, the SEC, the Toronto Stock Exchange, the New York Stock Exchange or any other competent authority relating to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, any Subsequent Disclosure Document or any other part of the Public Record or the distribution of the Offered Shares.

Article 7
Representations, Warranties and Covenants
7.1     The Corporation represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:
(a)	each of the Corporation and its Subsidiaries has been duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate authority and power to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own or lease its assets;

(b)	the Corporation has no Material Subsidiaries other than Canadian Pacific Railway Company, Soo Line Corporation, Soo Line Railroad Company, Delaware and Hudson Railway Company, Inc., Mount Stephen Properties Inc., Soo Line Holding Company and Dakota, Minnesota & Eastern Railroad Corporation;

(c)	each of the Corporation and its Material Subsidiaries is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on its business except where the failure to be so qualified would not reasonably be expected to materially adversely affect the assets, business, operations, capital or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole;

(d)	the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Agreement by the Corporation or any of the transactions contemplated hereby, does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under or create any lien, security interest or encumbrance on its properties or assets under, any term or provision of the articles, by laws or resolutions of the Corporation, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any of its Subsidiaries is a party or by which it or they are bound, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation, which default or breach might reasonably be expected to materially adversely affect the assets, business, operations, capital or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole;

(e)	the Corporation has full corporate power and authority to enter into this Agreement, to issue the Offered Shares and to perform its obligations set out herein and this Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms subject to the general qualifications that:

(i)	enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally;

(ii)	equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court; and

(iii)	rights of indemnity contained in this Agreement may be limited under applicable law;
(f)	no consent, approval, authorization, order, permit, licence, filing, regulation, clearance or qualification of any court or governmental agency, body or regulator is required in connection with the transactions contemplated by this Agreement except such as have been obtained under applicable Securities Laws;

(g)	other than as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, there has not been any material adverse change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation and its Subsidiaries, taken as a whole, from the position set forth in the Financial Information as at and for the year ended December 31, 2007;

(h)	the Financial Information presents fairly in all material respects the financial condition, results of operations and cash flows of the Corporation on a consolidated basis as of the dates and for the periods indicated, complies as to form with the applicable accounting requirements of applicable Canadian Securities Laws and the U.S. Securities Act and has been prepared in conformity with Canadian generally accepted accounting principles and has been reconciled to U.S. generally accepted accounting principles in accordance with Item 18 of Form 20-F under the U.S. Exchange Act, in each case applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

(i)	the financial information (including all pro forma financial information) contained in the Q4/2008 News Release (A) presents fairly in all material respects the financial condition, results of operations and cash flows of the Corporation on a consolidated basis as of the dates and for the periods indicated, (B) describes fairly, in all material respects, the assets and liabilities of the Corporation and its Subsidiaries, taken as a whole, and reflects all material liabilities (absolute, accrued, contingent or otherwise) of the Corporation and its Subsidiaries, as at the dates thereof, (C) has been prepared based on the application of accounting principles consistent with the accounting principles applied in the Corporation’s financial statements incorporated by reference in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, and (D) in respect of all pro forma financial information contained therein, such information states all adjustments necessary for a fair presentation; the assumptions contained in such pro forma financial information are suitably supported and consistent with the financial results of the Corporation and Dakota, Minnesota & Eastern Railroad Corporation for the periods indicated and the pro forma financial information accurately reflects such assumptions, such pro forma financial information has been properly compiled, and such pro forma financial information does not contain any untrue statement of material fact or omit to state any material assumption or qualification or fact necessary to be stated therein in order that such pro forma financial information is not misleading;

(j)	the description of the assets and liabilities of the Corporation and its Subsidiaries, taken as a whole, set forth in the Financial Information fairly presents, in accordance with Canadian generally accepted accounting principles consistently applied, the financial position and condition of the Corporation and its Subsidiaries, taken as a whole, as at the dates thereof and reflects all material liabilities (absolute, accrued, contingent or otherwise) of the Corporation and its Subsidiaries, as at the dates thereof;

(k)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, there are no actions, suits, proceedings or inquiries pending or (to the knowledge of the Corporation) threatened against or affecting the Corporation or any of its Subsidiaries at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affect, or may in any way materially adversely affect, the assets, business, operations or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole, or which affect or may affect the distribution of the Offered Shares;

(l)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, since December 31, 2007, neither the Corporation nor any of its Subsidiaries has incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction which is or may be material to the Corporation and its Subsidiaries, taken as a whole;

(m)	the information and statements set forth in the Public Record were true, correct, and complete and did not contain any misrepresentation, as of the date of such information or statements;

(n)	the Corporation is a “reporting issuer” or has equivalent status in each of the Provinces and Territories within the meaning of the Canadian Securities Laws in such Provinces and Territories and since December 31, 2007, the Corporation has not received any correspondence or notice from a Securities Commission concerning a review of any of the Corporation’s continuous disclosure documents in respect of which any matters remain outstanding;

(o)	PricewaterhouseCoopers LLP, who have audited or reviewed the Financial Information and delivered their reports with respect to the audited Financial Information (including the related supplemental note entitled “Supplemental United States Generally Accepted Accounting Principles Differences and Disclosures” as at December 31, 2007 and 2006 and for each of the years in the three year period ended December 31, 2007), are independent chartered accountants with respect to the Corporation within the meaning of applicable Canadian Securities Laws and independent public accountants within the meaning of the U.S. Securities Act and the rules and regulations thereunder;

(p)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and each of its Subsidiaries has filed all domestic, foreign, federal, provincial, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(q)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no labour problem or dispute with the employees of the Corporation or any of its Subsidiaries exists or is threatened or imminent and the Corporation is not aware of any existing or imminent labour disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, in each case that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(r)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Corporation or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Corporation and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Corporation or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

neither the Corporation nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole;

(s)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no Subsidiary of the Corporation is currently prohibited, directly or indirectly, from paying any dividends to the Corporation, from making any other distribution on such Subsidiary’s capital stock or other ownership interest, from repaying to the Corporation any loans or advances to such Subsidiary from the Corporation or from transferring any of such Subsidiary’s property or assets to the Corporation or any other Subsidiary of the Corporation;

(t)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole, and neither the Corporation nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(u)	the Corporation maintains a system of internal control over financial reporting in accordance with criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control Integrated Framework”, has assessed the effectiveness of those controls, and based on this assessment has determined that the Corporation maintains effective internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(v)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and its Subsidiaries are (i) in compliance with Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; except as set forth in or contemplated in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, neither the Corporation nor any of the Subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or under any similar Canadian legislation;

(w)	in the ordinary course of its business, the Corporation periodically reviews the effect of Environmental Laws on the business, operations and properties of the Corporation and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); the Corporation also conducts pre-acquisition investigations of new railroad properties to identify potential violations of Environmental Laws, trains management personnel in the recognition of and proper response to incidents of non compliance with Environmental Laws and establishes procedures for communicating such incidents to the Corporation’s designated responsible officer; on the basis of such review, except as set forth in or contemplated in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(x)	each of the Corporation and its Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Corporation and its Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Corporation and its Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA;

(y)	each of the Corporation and its Subsidiaries has fulfilled all obligations under all pension and retirement plans (including any supplemental pension arrangement), health and welfare plans, profit sharing and other savings and employee plans in which employees of the Corporation and its Subsidiaries reporting to work in Canada are eligible to participate and each such plan is in compliance and has been administered in all material respects with all applicable laws; all such plans that are registered pension plans are in full compliance with all investment, administration, solvency and funding requirements under applicable Canadian federal and provincial pension standards and tax laws, no event has occurred which could give rise to a partial or full termination of any such plan, no improper withdrawals or application of plan assets have been made, no governmental authority has imposed any restrictions on the payment or settlement of benefits under such plans, no solvency funding relief has been applied for or is expected to be applied for except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, and the aggregate actuarial present value of all liabilities on a plan termination basis does not presently exceed the aggregate fair market value of the assets of such plans by more than $1.6 billion as at December 31, 2008; all other such plans are fully funded or secured to the extent required, except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, and no events have occurred which could give rise to immediate or accelerated funding of such other plans; the Corporation and its Subsidiaries have not received any claim or demand in respect of any employee plan and no claims are anticipated which would, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole; no changes to employee benefit plans have been negotiated or promised except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package;

(z)	the financial information and estimates set forth in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package under the heading “Recent Developments — Pension Fund Obligations” are suitably supported by and consistent with the financial results of the Corporation’s pension fund assets and are based on or derived from sources that the Corporation believes to be reliable and accurate or represent the Corporation’s bona fide estimates that are made on the basis of data derived from such sources and, in the case of historical information contained therein, are true and correct in all material respects; and all such financial information and estimates have been prepared based on (A) the application of generally recognized actuarial practices consistent with industry practice and (B) the application of accounting principles consistent with the accounting principles applied in the Corporation’s financial statements incorporated by reference in the Preliminary Prospectuses, the Final Prospectuses

and the Disclosure Package, and represent the bona fide estimates of the Corporation based on all information available to the Corporation; none of such financial information and estimates conflict with any third party report obtained by the Corporation in connection with preparing such information and estimates, and such information and estimates do not contain any untrue statement of material fact or omit to state any material assumption or qualification or fact necessary to be stated therein in order that such financial information and estimates are not misleading;

(aa)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Corporation and each Subsidiary has good and sufficient title to all items of real property and improvements and to all equipment and personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, duties, claims and other defects, except such as do not materially interfere with the use made or proposed to be made of such property by the Corporation or such Subsidiary and the real property, improvements, equipment and personal property held under lease by the Corporation or any Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Corporation or such Subsidiary;

(bb)	the Corporation and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Corporation’s business as now conducted or as proposed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package to be conducted; except as set forth in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, (i) there are no rights of third parties to any such Intellectual Property, except for any rights that may exist that would not, individually or in the aggregate, cause a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Corporation, threatened action, suit, proceeding or claim by others challenging the Corporation’s rights in or to any such Intellectual Property, and the Corporation is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Corporation, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Corporation is unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Corporation, threatened action, suit, proceeding or claim by others that the Corporation infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Corporation is unaware of any other fact which would form a reasonable basis for any such claim;

(cc)	the acquisition by the Corporation of Dakota, Minnesota & Eastern Railroad Corporation was not a “significant acquisition” within the meaning of Part 8 of National Instrument 51-102 — Continuous Disclosure Obligations adopted by the Securities Commissions;

(dd)	all of the Translated Material contained in or incorporated by reference in the Canadian Prospectuses and any Subsequent Disclosure Documents is in all material respects a complete and proper translation thereof in the English language;

(ee)	the Corporation is authorized to issue an unlimited number of Common Shares of which, as at December 31, 2008, 153,847,193 Common Shares were issued and outstanding, all of which Common Shares are issued as fully paid and non-assessable, and an unlimited number of First Preferred Shares, none of which are issued and outstanding as at the date hereof, and an unlimited number of Second Preferred Shares, none of which are issued and outstanding as at the date hereof;

(ff)	when issued, all of the Purchased Shares will have been duly and validly issued as fully paid and non-assessable shares of the Corporation;

(gg)	except as provided for herein and under the Corporation’s (i) management stock option incentive plan, (ii) directors’ stock option plan, and (iii) the shareholder rights plan agreement dated as of July 31, 2001, as amended and restated as of February 19, 2002, May 5, 2005 and May 9, 2008, no person now has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants) for the purchase, subscription or issuance of Common Shares; and no person has the right to require the Corporation or any of its Subsidiaries to qualify or register any securities for sale under the Canadian Securities Laws or the U.S. Securities Act by reason of the filing of the Canadian Prospectuses or the U.S. Prospectuses with any Securities Commission or the SEC or the filing of the Registration Statement with the SEC or the issuance and sale of the Offered Shares;

(hh)	no Securities Commission or similar regulatory authority or the Toronto Stock Exchange or the New York Stock Exchange or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened and the Corporation is not in material default of any requirement of Securities Laws;

(ii)	the issued and outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange and the New York Stock Exchange;

(jj)	Computershare Investor Services Inc. has been duly appointed as transfer agent and registrar for the Common Shares in Canada and Computershare Trust Company NA has been duly appointed as co-transfer agent and co-registrar for the Common Shares in the United States;

(kk)	the Corporation is not and, after giving effect to the sale of the Offered Shares and the application of the proceeds as described in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package under the heading “Use of Proceeds,” will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder;

(ll)	the Corporation has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the U.S. Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Offered Shares;

(mm)	there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Final Prospectuses or the Disclosure Package or to be filed as an exhibit thereto, which will not be described or filed as required; and the statements contained in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package under the headings “Income Tax Considerations”, “Description of Share Capital” and “Eligibility for Investment” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, will be accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(nn)	the Corporation will promptly file all reports required to be filed by it with the Securities Commissions under applicable Canadian Securities Laws, and with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the U.S. Securities Act) in connection with the offering or sale of the Offered Shares, and during such same period will advise the Co-Lead Underwriters, promptly after it receives notice thereof, of the issuance by the Securities Commissions or the SEC of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Shares, of the suspension of the qualification of the Offered Shares for offering or sale in any of the Provinces and Territories and the United States, of the initiation or threat, to the knowledge of the Corporation, of any proceeding for any such purpose, or of any request by the Securities Commissions or the SEC for the amending or supplementing of the Canadian Prospectuses, the Registration Statement or the U.S. Prospectuses or for additional information relating to the Offered Shares; and the Corporation will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible; and

(oo)	the Corporation will timely file such reports pursuant to the U.S. Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act.
7.2     The Corporation covenants and agrees with and in favour of the Underwriters that the proceeds received by the Corporation from the Underwriters from the sale of the Offered Shares will be used for the purposes to be described in the Final Prospectuses and the Disclosure Package.
7.3     Except as contemplated by this Agreement, during the period commencing on the date hereof and ending on the date which is 90 days from the Closing Date contemplated hereunder (the “Lock-Up Period”), the Corporation will not, without the prior written consent of the Co-Lead Underwriters, which consent shall not be unreasonably withheld, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any Common Shares, or financial instruments or securities convertible or exchangeable into Common Shares, or publicly announce its intention to do so or file a prospectus or registration statement with a Securities Commission or the SEC in respect thereof, except pursuant to the Corporation’s: (i) management stock option incentive plan, (ii) directors’ stock option plan, and (iii) shareholder rights plan; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Corporation releases earnings results or publicly announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Corporation publicly announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Co-Lead Underwriters waive, in writing, such extension; the Corporation will provide the Co-Lead Underwriters with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.
7.4     Unless the Corporation and the Co-Lead Underwriters otherwise agree in writing, neither the Corporation nor any Underwriter has made and none of them will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Annex C hereto and in respect of any electronic roadshow furnished to the Co-Lead Underwriters prior to first use and not objected to by the Co-Lead Underwriters. Any such free writing prospectus consented to by the Co-Lead Underwriters or the Corporation is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Corporation agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

Article 8
Closing
8.1     The closing of the purchase and sale of any Firm Shares shall take place at the Closing Time at the offices of Macleod Dixon LLP in Calgary, Alberta or at such other time and place as may be agreed upon in writing by the Corporation and the Co-Lead Underwriters.
8.2     The closing of the purchase and sale of any Option Shares shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from the Co-Lead Underwriters, on behalf of the Underwriters, to the Corporation of the Underwriters’ determination to purchase that number of Option Shares specified in such notice. The closing of the purchase and sale of any Option Shares shall be completed at the offices of Macleod Dixon LLP in Calgary, Alberta or at such other time and place as may be agreed upon in writing by the Corporation and the Co-Lead Underwriters. If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Shares shall apply mutatis mutandis in relation to the purchase by the Underwriters of any Option Shares at the Closing Time on the Option Closing Date.
8.3     At the Closing Time, the Corporation shall deliver to CDS Clearing and Depository Services Inc. (“CDS”), on behalf of the Underwriters, a certificate or certificates representing the Firm Shares registered in the name of “CDS & Co.” or in such other name or names as the Co-Lead Underwriters may notify the Corporation not less than one business day before the Closing Date. The Co-Lead Underwriters, on behalf of the Underwriters, shall furnish to CDS not less than one business day before the Closing Date, a breakdown of the number of Firm Shares to be allocated in the book-based system of CDS to the Underwriters and other brokers or dealers which are participants of CDS and act on behalf of beneficial owners, together with the financial institution numbers of each person to whom Firm Shares are to be allocated in the book-based system. The delivery of the certificate or certificates to CDS shall be made against payment by the Underwriters to the Corporation of the aggregate purchase price for the Firm Shares by wire transfer in immediately available funds.
8.4     At the Closing Time, the Corporation shall pay the Underwriting Fee to the Underwriters by wire transfer in immediately available funds as directed by the Underwriters.
Article 9
Conditions Precedent
9.1     The following are conditions precedent to the obligations of the Underwriters to close the transactions contemplated by this Agreement, which conditions the Corporation covenants to exercise all reasonable commercial efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters at any time. If any of the conditions are not met, each of the Underwriters may terminate its obligations under this Agreement without prejudice to any other remedies it may have. At the Closing Time:
(a)	the Underwriters shall have received a certificate of the Corporation, dated the Closing Date, signed on behalf of the Corporation by its President and Chief Executive Officer and its Executive Vice-President and Chief Financial Officer, or by such other senior officers satisfactory to the Underwriters, certifying that:
(i)	the Corporation has complied with and satisfied in all material respects, all covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)	the representations and warranties of the Corporation contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date;

(iii)	no event of a nature referred to in section 10.1(a), (b), (c) or (d)(i) hereof has occurred since the date of this Agreement or to the knowledge of such officers is pending, contemplated or threatened (excluding in the case of section 10.1(b) hereof any requirement of an Underwriter to make a determination as to whether or not any event or change has, in the Underwriter’s opinion, had or would have the effect specified therein); and

(iv)	there has been no adverse material change, financial or otherwise, as at the Closing Date, in the business, earnings, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its Subsidiaries (taken as a whole) from that disclosed in the Canadian Final Prospectus, the Disclosure Package, the U.S. Final Prospectus or any Prospectus Amendment,
and the Underwriters shall have no knowledge to the contrary;

(b)	the Corporation shall have furnished to the Underwriters evidence that the Offered Shares have been conditionally approved for listing and trading on the Toronto Stock Exchange and the New York Stock Exchange and that the Common Shares purchased at that time will be posted for trading on the Toronto Stock Exchange and the New York Stock Exchange on the Closing Date;

(c)	the Underwriters shall have received a comfort letter of the Corporation’s auditors, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters of such auditors referred to in section 3.1(f) hereof forward to the Closing Time, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the Closing Date;

(d)	the Underwriters shall have received legal opinions, dated the Closing Date from Macleod Dixon LLP, Canadian counsel for the Corporation, to the effect set forth in Annex A hereto, from Paul Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Corporation, to the effect set forth in Annex B hereto, from Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in Canada, the Canadian Final Prospectus and other related matters as the Underwriters may reasonably require, and from Shearman & Sterling LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in the United States, the Registration Statement, the Disclosure Package, the U.S. Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Corporation and that Canadian counsel for the Underwriters and Canadian counsel for the Corporation may rely upon the opinions of local counsel in the Provinces and Territories as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Corporation, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(e)	the Underwriters shall have received a legal opinion, dated the Closing Date from Quebec counsel for the Corporation, to the effect that the laws of the Province of Québec relating to the use of the French language in connection with the offering, issuance and sale of the Offered Shares in such province have been complied with;

(f)	the Underwriters shall have received written confirmation from the Corporation’s registrar and transfer agent of the number of Common Shares issued and outstanding as of the day immediately prior to the Closing Date;

(g)	the Financial Industry Regulatory Authority, Inc. shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements or transactions, contemplated hereby which remain unresolved; and

(h)	the Underwriters shall have received such further certificates and documents as the Co-Lead Underwriters may reasonably request.
Article 10
Termination
10.1     In addition to any other remedies which may be available to the Underwriters, the Underwriters (collectively, or any one of them individually) shall be entitled, at their option, to terminate and cancel their obligations under this Agreement, without any liability on their part, if prior to the Closing Time:

(a)	any order to cease or suspend trading in any securities of the Corporation or any of its Subsidiaries, or prohibiting or restricting the distribution of the Offered Shares is made, or any stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Offered Shares has been issued, or proceedings are announced or commenced or, to the Corporation’s knowledge, threatened for the making of any such order, by any Securities Commission, the SEC or similar regulatory authority, or by any other competent authority, unless such order has been rescinded, revoked or withdrawn or such proceedings have been discontinued or will not be proceeded with;

(b)	any inquiry, investigation (whether formal or informal) or other proceeding in relation to the Corporation or any of its Subsidiaries is announced or commenced or any order is issued by any Securities Commission, the SEC or by any other competent authority, or there is any change of law or the interpretation or administration thereof by any such authority, if, in the opinion of the Underwriters (or any one of them), the announcement, commencement or issuance thereof, or change, as the case may be, materially adversely affects the trading or distribution of the Offered Shares;

(c)	the Corporation shall be in breach of, default under or non-compliance with any material representation, warranty, covenant, term or condition of this Agreement;

(d)	(i) there shall occur any change as is contemplated in section 6.1 hereof (other than a change related solely to the Underwriters) or, (ii) as a result of investigations after the execution hereof, the Underwriters (or any one of them) determine that there exists any fact or circumstance which existed prior to the execution hereof and had not been disclosed prior to the execution hereof, which in their sole opinion would be expected to have a material adverse effect on the market price or value of the Common Shares or to result in purchasers of a material number of the Offered Shares exercising their right under the Canadian Securities Laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof; or

(e)	(A) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation, or (B) there shall have been any attack on or outbreak or escalation of hostilities or acts of terrorism involving Canada or the United States, any declaration of war by Canada or the United States or any other substantial national or international calamity or emergency, which, in the opinion of the Underwriters (or any one of them) (i) materially adversely affects or involves, or will materially adversely affect or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Corporation and its Subsidiaries (taken as a whole); or (ii) is expected to prevent, suspend or materially restrict the trading in the Offered Shares.

Any such termination shall be effected by an Underwriter or the Underwriters giving written notice to the Corporation at any time prior to the Closing Time. In the event of a termination by any of the Underwriters pursuant to this section 10.1, there shall be no further liability on the part of the other Underwriters or of the Corporation to such Underwriters except in respect of the payment of such of the expenses referred to in Article 13 hereof payable by the Corporation as shall previously have been incurred and any liability of the Corporation to such Underwriters which may have arisen or may thereafter arise under Article 12 hereof.
Article 11
Conditions
11.1     All terms and conditions of this Agreement shall be construed as conditions and any breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle the Underwriters to terminate their obligation to purchase the Purchased Shares by notice in writing to that effect given to the Corporation at or prior to the Closing Time. The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.
Article 12
Indemnification and Contribution
12.1     The Corporation shall indemnify and hold harmless each of the Underwriters and the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees and each person who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Offered Shares), costs, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such liability, claim, demand, or loss) in any way caused by or arising directly or indirectly from or in consequence of:
(a)	any information or statement (except any information and statements relating solely to the Underwriters which has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) in the Canadian Prospectuses, the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the U.S. Prospectuses or in any other document incorporated therein by reference being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information (except facts or information relating solely to the Underwriters or any of them that has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(b)	any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the U.S. Prospectuses, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission of a material fact (except facts or information relating solely to the Underwriters or any of them that has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)	any order made or any inquiry, investigation or proceeding commenced or threatened by any securities, regulatory or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Underwriters or any of them that has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) in the Public Record, preventing or restricting the trading in or the distribution of the Offered Shares or any of them in any of the Provinces and Territories or in the United States;

(d)	the Corporation not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein; and

(e)	any breach of, default under or non-compliance by the Corporation with any representation, warranty, term or condition of this Agreement.
12.2     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in section 12.1 hereof is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, the Corporation shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:
(a)	in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other hand from the distribution of the Offered Shares; or

(b)	if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Corporation on the one hand and the Underwriters on the other hand in connection with the matters or things referred to in section 12.1 hereof which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations;

provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. The relative benefits received by the Corporation on the one hand and the Underwriters on the other shall be deemed to be in the same ratio as the total net proceeds from the distribution of the Offered Shares received by the Corporation is to the Underwriting Fee received by the Underwriters. The relative fault of the Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the matters or things referred to in section 12.1 hereof which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Corporation (including indirectly as aforesaid) or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in section 12.1 hereof. The parties hereto agree that it would not be just and equitable if contribution pursuant to this section 12.2 were determined by any method of allocation which does not take into account the equitable considerations referred to above in this section 12.2. Notwithstanding the provisions of this section 12.2, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
12.3     If any matter or thing contemplated by this Article 12 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Corporation and the Underwriters of the nature of such claim (provided that any failure to so notify the Corporation promptly shall relieve the Corporation of liability under this Article 12 only to the extent that such failure prejudices the Corporation’s ability to defend such claim), and the Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Corporation or any Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Corporation fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Corporation; or (iii) the named parties to any such suit or proceeding include the Indemnified Party as well as the Corporation and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation and that representation of the Indemnified Party by counsel to the Corporation is inadvisable as a result of the potential or actual conflicts of interest of those represented (in which case, if such Indemnified Party notifies the Corporation in writing that it elects to employ separate counsel at the expense of the Corporation, the Corporation shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party), it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Parties (other than local counsel). It is the intention of the Corporation to constitute each of the Underwriters as trustees, for the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees, and each person who controls any Underwriter of the covenants of the Corporation under sections 12.1 and 12.2 hereof with respect to the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees, and each person who controls any Underwriter, and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.
12.4     The Corporation agrees that in case any legal proceedings or investigation shall be brought against or initiated against the Corporation by any governmental commission, regulatory authority, exchange, court or other authority and an Indemnified Person or other representative of any of the Underwriters shall be required to testify or respond to procedures designed to discover information regarding, in connection with or relating to the performance of professional services rendered to the Corporation by one or more of the Underwriters in connection with the sale of the Offered Shares, the Corporation agrees to pay the Underwriter the reasonable costs (including an amount to reimburse the Underwriter for the time spent by the personnel in connection therewith on a per diem basis and out-of-pocket expenses) in connection therewith.
12.5     The rights provided in this Article 12 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.
Article 13
Expenses
13.1     If the transactions herein contemplated are completed, all expenses of or incidental to the issue and offering of the Offered Shares shall be borne by the Corporation, including, without limitation, expenses payable in connection with the qualification of the Offered Shares for distribution in the Provinces and Territories and in the United States; the preparation, printing, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; if applicable, any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification); any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); the travel, transportation and other expenses in connection with presentations to prospective purchasers of the Offered Shares; all other costs and expenses of the Corporation and its representatives incident to the performance by the Corporation of its obligations hereunder; the fees and expenses of counsel and auditors for the Corporation; listing fees; and all costs incurred in connection with the preparation, translation, printing, filing and delivery of the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses and any Issuer Free Writing Prospectus, excepting Underwriters’ out-of-pocket expenses and the fees and expenses of counsel for the Underwriters. The Underwriters’ reasonable out-of-pocket expenses and fees and expenses of counsel for the Underwriters shall be paid by the Underwriters except that the Underwriters will be reimbursed by the Corporation for all of the reasonable fees and expenses incurred by the Underwriters (including the reasonable fees and expenses of their counsel) if the sale of the Offered Shares as contemplated herein is not completed other than by reason of default by any of the Underwriters.
Article 14
Several Obligations
14.1     The Underwriters’ obligations to purchase the Firm Shares at the Closing Time shall be several and not joint and the Underwriters’ respective obligations in this respect shall be in the following percentages of the Firm Shares to be purchased at that time:

Scotia Capital Inc.	23.0%
RBC Dominion Securities Inc.	23.0%
Morgan Stanley & Co. Incorporated	19.0%
CIBC World Markets Inc.	10.0%
TD Securities Inc.	10.0%
BMO Nesbitt Burns Inc.	5.0%
Merrill Lynch Canada Inc.	5.0%
National Bank Financial Inc.	5.0%

100%
Subject to section 14.2, no Underwriter shall be obligated to take up and pay for any of the Firm Shares to be purchased by it unless the other Underwriters simultaneously take up and pay for the percentage of Firm Shares set out opposite their name above.
14.2     If any one or more of the Underwriters fails to purchase its or their applicable percentage of the Firm Shares at the Closing Time, and if the aggregate number of Firm Shares not purchased is:
(a)	less than or equal to 5% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then each of the other Underwriters shall be obligated to purchase severally the Firm Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves; and

(b)	greater than 5% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then the remaining Underwriters shall not be obligated to purchase such Firm Shares, however, the remaining Underwriters shall have the right, exercisable at their option, to purchase on a pro rata basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Firm Shares which would otherwise have been purchased by the defaulting Underwriter or Underwriters;

and the remaining Underwriters shall also have the right, by notice in writing to the Corporation, to postpone the Closing Time for a period not exceeding two business days.
14.3     In the event that the right to purchase under section 14.2(b) above is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Corporation on submission to the Corporation of reasonable evidence of its or their ability and willingness to fulfil its or their obligations hereunder at the Closing Time.
14.4     Nothing in this Article 14 shall obligate the Corporation to sell to any or all of the Underwriters less than all of the Firm Shares or shall relieve any of the Underwriters in default hereunder from liability to the Corporation or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Corporation of its obligations under this Agreement, there shall be no further liability on the part of the Corporation to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under Article 12 or Article 13 hereof.
Article 15
Co-Lead Underwriters
15.1     All steps which must or may be taken by the Underwriters in connection with this Agreement but with the exception of the steps contemplated by Article 10, Article 12, and Article 14 hereof may be taken by the Co-Lead Underwriters on the Underwriters’ behalf, and this Agreement is the Corporation’s authority for dealing solely with, and accepting notification from, the Co-Lead Underwriters with respect to any such steps on their behalf. Other than as set forth in this section 15.1, no action by any Underwriter shall be binding on any other Underwriter.
Article 16
Notices
16.1     Any notices or other communication to be given hereunder shall:
(a)	in the case of notice to the Corporation, be addressed to the attention of the Executive Vice-President and Chief Financial Officer, with a copy to the attention of the Corporate Secretary, at the address on page 1 hereof (facsimile: (403) 250-9000); and

(b)	in the case of notice to the Underwriters, be addressed as follows:

Scotia Capital Inc. Scotia Plaza 40 King Street West Box 4085 Station A Toronto, Ontario M5W 2X6
Attention:	Robert Mah Managing Director
Facsimile:	(416) 862-3010

RBC Dominion Securities Inc. Royal Bank Plaza, North Tower 200 Bay Street 2nd Floor P.O. Box 50 Toronto, ON M5J 2W7
Attention:	Steve Michell Managing Director
Facsimile:	(416) 842-5366
Morgan Stanley & Co. Incorporated 1585 Broadway, Floor 04 New York, NY 10036
Attention:	John Tyree Managing Director
Facsimile:	(212) 404-9462
Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee shall be given by facsimile, and shall be deemed to be given at the time faxed or delivered, if faxed or delivered to the recipient on a business day (in the city in which the addressee is located) and before 5:00 p.m. (local time in the city in which the addressee is located) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following business day (in the city in which the addressee is located). Any party hereto may change its address for notice by notice to the other parties hereto given in the manner herein provided.
16.2	(a)	By the execution and delivery of this Agreement, the Corporation (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Offered Shares, that may be instituted in any federal or state court in the State of New York, or brought under U.S. securities laws, and acknowledges that the Agent for Service has accepted such designation, and (ii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Corporation shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. The Corporation further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Offered Shares shall be outstanding.

(b)	The Corporation irrevocably (i) agrees that any legal suit, action or proceeding against the Corporation brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in the federal courts of the United States or the courts of the state of New York, in each case located in the Borough of Manhattan in the City of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. To the extent that the Corporation has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. The provisions of this section 16.2 shall survive any termination of this Agreement, in whole or in part.
Article 17
Miscellaneous
17.1     Unless otherwise indicated, all references herein to currency shall be to the lawful money of Canada.
17.2     The representations, warranties and covenants contained in this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Offered Shares.
17.3     Time shall be of the essence of this Agreement.
17.4     This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original but which together shall constitute one and the same agreement. A signed counterpart of this Agreement provided by way of facsimile or other electronic transmission shall be as binding upon the parties as an originally signed counterpart.
17.5     If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.
17.6     The Corporation acknowledges and agrees that (i) the purchase and sale of the Offered Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Corporation with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) or any other obligation to the Corporation except the obligations expressly set forth in this Agreement and (iv) the Corporation has consulted its own legal and financial advisors to the extent it deemed appropriate. The Corporation agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Corporation, in connection with such transaction or the process leading thereto.
17.7     This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta. Each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta.
17.8     The terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriters (or any of them) and the Corporation with respect to the subject matter hereof including the letter agreement dated January 27, 2009 executed earlier today by the Corporation and the Co-Lead Underwriters.
17.9     Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purposes of giving effect to this Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

If the foregoing is acceptable to you, please signify such acceptance by executing and returning the enclosed copy of this letter to the Co-Lead Underwriters. Such acceptance will constitute an agreement for the purchase by the Underwriters and sale by the Corporation of the Common Shares on the terms set out herein. Delivery of a signed counterpart hereof by means of facsimile or electronic mail shall be as effective as delivery of an originally signed counterpart.

SCOTIA CAPITAL INC.		RBC DOMINION SECURITIES INC.		MORGAN STANLEY & CO. INCORPORATED

Per:	“Robert V. Mah”	Per:	“Stephen A. Michell”	Per:	“Eric J. Plesman”

CIBC WORLD MARKETS INC.		TD SECURITIES INC.

Per:	“Timothy W. Watson”	Per:	“Steven Dumanski”

BMO NESBITT BURNS INC.		MERRILL LYNCH CANADA INC.		NATIONAL BANK FINANCIAL INC.

Per:	“Kevin A. Everingham”	Per:	“Kosta Galanis”	Per:	“William Tebbutt”

Accepted and agreed to on January 27, 2009.

CANADIAN PACIFIC RAILWAY LIMITED

Per:	“Kathryn B. McQuade”

Per:	“T.A. Robinson”

ANNEX A
Opinion of Macleod Dixon LLP
2.	The Corporation is a corporation incorporated and existing under the laws of Canada and has the corporate power to conduct its business as described in the Final Prospectuses.
3.	Each of Canadian Pacific Railway Company and Mount Stephen Properties Inc. (individually a “Canadian Subsidiary” and collectively the “Canadian Subsidiaries”) is a corporation incorporated and existing under the laws of Canada and has the corporate power to conduct its business as described in the Final Prospectuses.
4.	The authorized share capital of the Corporation consists of an unlimited number of Common Shares, an unlimited number of First Preferred Shares, issuable in series, and an unlimited number of Second Preferred Shares, issuable in series.
5.	The Corporation has the corporate power to enter into and deliver the Underwriting Agreement and to perform its obligations thereunder and to carry out the transactions contemplated thereby, and the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms.
6.	All necessary corporate actions have been taken by the Corporation to validly issue the Shares to the Underwriters and, the Corporation having received the consideration for the issue thereof, the Purchased Shares have been validly issued and are outstanding as fully paid and non-assessable shares of the Corporation.
7.	The attributes of the Common Shares of the Corporation conform in all material respects with the description thereof in the Final Prospectuses.
8.	The execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, the Underwriting Agreement will not contravene any provisions of (i) the articles of incorporation or by-laws of the Corporation, (ii) any laws of Canada or the Province of Alberta, (iii) any indenture, mortgage, deed of trust, loan, credit agreement, note or any other agreement of the Corporation or the Canadian Subsidiaries listed in Schedule A hereto, or (iv) to our knowledge, any judgment, order or decree of any governmental body, agency or court in Canada having jurisdiction over the Corporation or the Canadian Subsidiaries except in the case of (ii) or (iii), such contraventions that, individually, or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Corporation and its subsidiaries, taken as a whole.
9.	No consent, approval or authorization or order of or registration, qualification, recording or filing with any governmental body or agency is required for the execution, delivery and performance by the Corporation of the Underwriting Agreement or the consummation by the Corporation of the transactions contemplated therein, except such as may have been made or obtained.

10.	The Corporation is a “reporting issuer”, or its equivalent, in each of the Provinces and Territories and it is not listed as in default of any requirement of the securities laws in any of the Provinces and Territories in those jurisdictions where such lists are maintained.
11.	All necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the laws of each of the Provinces and Territories in order to qualify the distribution of the Offered Shares to the public in each of such Provinces and Territories by or through investment dealers and brokers duly registered under the applicable laws of such Provinces and Territories who have complied with the relevant provisions of such laws, and to such counsel’s knowledge no order having the effect of ceasing or suspending the distribution of the Offered Shares has been issued by any Securities Commission and no proceedings for that purpose have been instituted or are pending.
12.	Computershare Investor Services Inc. has been duly appointed as the transfer agent and registrar for the Common Shares.
13.	The statements in the Canadian Final Prospectus under the caption “Income Tax Considerations — Certain Canadian Federal Income Tax Considerations” fairly summarize the matters referred to therein, subject to specific limitations and qualifications stated or referred to therein and applicable thereto.
14.	The Offered Shares are eligible for investment as set forth under the caption “Eligibility for Investment” in the Canadian Final Prospectus as if the reference therein to the date of the prospectus read “as of the Closing Date”.
15.	No withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable in respect of any commission or fee to be paid by the Corporation pursuant to the Underwriting Agreement to an Underwriter that is not resident in Canada for purposes of the Income Tax Act (Canada), provided that such Underwriter deals at arm’s length with the Corporation (as such term is understood for purposes of the Income Tax Act (Canada)), any such commission or fee is payable in respect of services rendered by such Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee and any such amount is reasonable in the circumstances.
16.	The submission by the Corporation to the non-exclusive jurisdiction of the courts of the State of New York or the courts of the United States of America sitting in The City of New York, contained in the Underwriting Agreement, would be recognized and given effect by the courts of the Province of Alberta as a valid submission to the jurisdiction of such courts, provided that the applicable provisions, if any, of the Underwriting Agreement, respecting service of process on the Corporation are complied with.
17.	The courts in the Province of Alberta would recognize the appointment by the Corporation of CT Corporation System as its agent for service of process in the United States of America under the Underwriting Agreement.

Such counsel will state separately that such counsel has participated in the preparation of the Registration Statement, the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus in connection with the offering of the Offered Shares and in conferences with officers and other representatives of the Corporation, representatives of the independent chartered accountants of the Corporation and representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus and related matters were discussed. Although such counsel need assume no responsibility for, nor make any special inquiry or independent investigation in respect of, the accuracy, completeness or fairness of statements of fact contained in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus (including the documents incorporated by reference therein), except as expressly stated herein, on the basis of and relying upon the foregoing, such counsel confirms that no facts have come to their attention that have caused them to believe that (a) the Canadian Final Prospectus and the U.S. Final Prospectus (other than the financial statements and related reports thereon or schedules and other financial or accounting data, as to which such counsel need express no opinion), as of its date and at the Closing Date contained or contain an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) as of the Initial Sale Time, the Disclosure Package (other than the financial statements and related reports thereon or schedules and other financial or accounting data, as to which such counsel need express no opinion) contained or contain an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and they do not know, without any special inquiry or independent investigation, of any documents of a character required to be incorporated by reference into the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus or required to be described in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus which are not incorporated by reference or described therein as required. For the purpose of this paragraph “material fact” means a fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Offered Shares.

SCHEDULE A
TO ANNEX A
1.	Trust Indenture dated May 23, 2008 between Canadian Pacific Railway Company and Computershare Trust Company of Canada
2.	Trust Indenture dated May 30, 2002 between Canadian Pacific Railway Company and Computershare Trust Company of Canada
3.	The credit agreement dated October 4, 2007, as amended, among Canadian Pacific Railway Company, as borrower, and Canadian Pacific Railway Company Limited, as covenantor, and Royal Bank of Canada, as administrative agent, and Morgan Stanley Senior Funding, Inc., as syndication agent and the financial institutions identified therein as lenders
4.	The credit agreement dated December 14, 2007, as amended, among Canadian Pacific Railway Company and CPR Securities Ltd., as borrowers, Canadian Pacific Railway Company Limited, as covenantor, Royal Bank of Canada, as administrative agent, and the financial institutions identified therein as lenders
5.	Confidential Contract made pursuant to Section 126 of the Canada Transportation Act, as of April 1, 2004, between Canadian Pacific Railway Company and Elk Valley Coal Corporation
6.	Trust Agreement dated July 3, 1996 between Canadian Pacific Limited and Bank of Montreal Trust Company
7.	Secured Equipment Note Indenture dated September 24, 1999 between Canadian Pacific Railway Company and The Trust Company of Bank of Montreal
8.	Loan Agreement made as of December 12, 2003 between Royal Bank of Canada as Bank, CPR Leasing Ltd. as Borrower and 3083745 Nova Scotia Limited and Canadian Pacific Railway Company Limited as Guarantors
9.	Credit Agreement (Eligible Restructuring Notes) dated as of December 31, 2008 among Canadian Pacific Railway Company and CPR Securities Ltd. as Borrowers and Canadian Pacific Railway Limited as Covenantor and National Bank of Canada as Lender
10.	Credit Agreement (Ineligible Restructuring Notes) dated as of December 31, 2008 among Canadian Pacific Railway Company and CPR Securities Ltd. as Borrowers and Canadian Pacific Railway Limited as Covenantor and National Bank of Canada as Lender

ANNEX B
Opinion of Paul, Weiss Rifkind, Wharton & Garrison LLP
1.	Each subsidiary listed on Schedule A hereto (individually a “U.S. Subsidiary” and collectively the “U.S. Subsidiaries”) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The U.S. Subsidiaries have all necessary corporate power and authority to own and hold their respective properties and conduct their respective businesses as described in the Disclosure Package and the U.S. Final Prospectus;
2.	The Registration Statement and the U.S. Final Prospectus, as of their respective effective or issue dates, appear on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act (the “Rules and Regulations”), except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which such counsel expresses no opinion; the Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act.
3.	No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which such counsel expresses no opinion) is required under any Applicable Law for the issuance or sale of the Purchased Shares or the performance by the Corporation of its obligations under the Underwriting Agreement. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America. For purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement.
4.	The Underwriting Agreement (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by the Corporation.
5.	The Corporation is not and, after giving effect to the offering and the sale of the Purchased Securities and the application of their proceeds as described in the Disclosure Package and the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.
6.	The statements in the Disclosure Package and the U.S. Final Prospectus under the caption “Income Tax Considerations — Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulations or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described under that heading in all material respects.

7.	Under the laws of the State of New York relating to submission to jurisdiction, the Corporation has, pursuant to section 16.2 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the State of New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Agent for Service as its authorized agent for the purpose described in section 16.2 hereof; and service of process effected on such agent in the manner set forth in section 16.2 hereof will be effective to confer valid personal jurisdiction over the Corporation. This opinion may be subject to the qualification that such counsel expresses an opinion as to enforceability of foreign selection clauses in the federal courts.
8.	The issuance and sale of the Purchased Securities by the Corporation, the compliance by the Corporation with all of the provisions of the Underwriting Agreement and the performance by the Corporation of its obligations thereunder will not (i) result in a violation of the charter or by-laws of the U.S. Subsidiaries, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule B hereto, or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator in the United States known to such counsel, except where, in the case of (ii) and (iii) above, the breach would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its Subsidiaries, taken as a whole.
In rendering such opinion, such counsel may include customary assumptions and qualifications and may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Corporation and public officials and on the representations and warranties of the Corporation made in the Underwriting Agreement. References to the U.S. Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.
Such counsel will state in a separate letter that they have participated in the preparation of the Registration Statement, the Disclosure Package and the U.S. Final Prospectus (excluding the documents incorporated by reference therein) and in conferences with officers and other representatives of the Corporation, representatives of the independent chartered accountants for the Corporation, the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the U.S. Final Prospectus and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy or completeness of the statements contained in any of them (other than as explicitly stated in paragraph (vi) above), based upon such participation (and relying as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Corporation), no facts have come to our attention to lead us to believe that (a) the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the time the U.S. Final Prospectus was issued, at the time any amended or supplemented prospectus was issued or at the Closing Time, the U.S. Final Prospectus or any other amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) as of the Initial Sale Time, the Disclosure Package (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SCHEDULE A
TO ANNEX B
DELAWARE SUBSIDIARIES

Name	Percent Ownership
Soo Line Holding Company	100%
Delaware and Hudson Railway Company, Inc.	100%
Dakota, Minnesota & Eastern Railroad Corporation	100%

SCHEDULE B
TO ANNEX B
1.	The Indenture, dated as of October 30, 2001, by and between Canadian Pacific Railway Company and The Bank of New York.
2.	The Indenture, dated as of May 8, 2007, by and between Canadian Pacific Railway Company and The Bank of New York.
3.	The Supplemental Indenture, dated as of May 20, 2008, by and between Canadian Pacific Railway Company and The Bank of New York.
4.	Indenture dated as of July 15, 1991 between Canadian Pacific Limited and Harris Trust and Savings Bank
5.	Indenture between Canadian Pacific Railway Company and the Bank of New York made as of October 30, 2001 providing for the issue of Debt Securities in unlimited principal amount

6.	Initial Equipment Note Purchase Agreement dated as of September 7, 1995 among Royal Bank of Canada, CM Leasing Company and Harris Trust and Savings Bank

ANNEX C
[None]